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SPAC Alpha Web Series Interview

Feb 3, 2022

TRANSCRIPT

Dan Dombroski:

Welcome to this SPAC Alpha web series. My name is Dan Dombroski, and today I have the pleasure of speaking with Andrew Davies. Andrew’s a CEO of Syniverse, and he brings years of experience in the telecommunication space. Syniverse is going public via SPAC with M3-Brigade’s acquisition. Now whether we recognize it or not, Syniverse versus is already embedded into our everyday lives, allowing for mobile communication. Andrew walks me through the framework for this communication, how they got here, and what the opportunities look like going forward. Please enjoy my discussion with Andrew Davies. Now, Andrew, you’ve held numerous positions within telecommunications firms, and through all your success, what do you see as the most difficult lesson that you’ve had to learn so far?

Andrew Davies:

That’s a great question. Wow. It’s a long time since I’ve been asked that, actually, I guess it’s a combination of patience and having to work through a large team of people, rather than just do it all myself. For me, that lesson was a very rapid lesson that I had to learn when I was in the senior finance role in Vodaphone Japan. Okay. I got tapped on the shoulder to go and be the SVP of financial planning and analysis for Vodaphone Japan. Of course, you get put into an ecosystem where you don’t speak the language, there’s significant cultural barriers, but more importantly, and more practically, you actually can’t understand what’s coming out of the ledger system and what’s coming out of the reporting architecture. I, at the time, before I went was a very hands-on individual. That really forced me in a heartbeat to learn very rapidly, how to be more effective by working through people rather than doing it all myself. That’s probably the single biggest lesson I’ve learned in my career.

Dan Dombroski:

What about those cultural differences? Can you cite an example of that?

Andrew Davies:

Oh yeah. I mean the Japanese are very formal, don’t want to rock the boat, and there’s a lot of what they call nemawashi, which is pre-socialization that has to go on in order to get to a decision. I mean, they really take decisions by consensus rather than having the CEO be the sole decision maker, if you will. Meetings would take three, four times the length of time that I was used to in a UK or a US based environment. Then what makes it even more challenging is just with every single meeting that you’re in, you’re having simultaneous language translation both ways. You’re walking around with an earpiece almost permanently stuck in your ear and you and you’ve got your translator literally attached to the hip with you. You’re in meetings and you are having to really tune out the language that you can’t hear. You need to focus on what your translator is saying into your right ear.

Andrew Davies:

It’s a very challenging environment to be in from that perspective. Just to illustrate, it’s really challenging for the translators themselves, because it’s such an intense work environment for them. Of course the translators have got to be really up to speed with all of the terminology, all of the acronyms that we use in a telco landscape. They’re very intelligent about the business as well. For them to be translating for 20 minutes at a time was a real stretch. If you’re in a big leadership meeting, we would have literally a crew of translators that would take it in turns.

Dan Dombroski:

That sounds exhausting for them.

Andrew Davies:

It’s exhausting all around. You used to sleep half the weekend..

Dan Dombroski:

You’re highlighting that bureaucratic aspect of it, as well as that you’re the primary decision maker. How have you blended those together to become this effective leader that you’ve turned into today?

Andrew Davies:

Again, great question. It’s a question of constantly evolving over time and having a very change-centric mindset. I mean, I’ve got a number of attributes, like most people do. I’ve also got my deficiencies and my learning opportunities still, but I think probably my strongest attribute actually is the change-centric mindset that I have.

Andrew Davies:

You just have to always evolve. At the end of the day, it comes down to respect. You want to be able to treat people as you would want others to treat you. You’ve got to be able to develop the respect for people and have them respect you and want to walk through fire for you.

Andrew Davies:

Those are lessons I learned as well playing sports. I played sport at a pretty high level. I didn’t quite get to the major leagues, if you will. I played rugby into my early thirties and I was a triple A equivalent baseball player in rugby. Again, rugby, very physical sport. Your teammates have got to have your back at all times. Otherwise, if they don’t, you’re going to get damaged.

Dan Dombroski:

It’s unfortunate that some people never get that opportunity to learn that lesson. Outside of Syniverse, what do you see as the most impressive technology or business models in recent years, that’s intrigued you or really impressed you?

Andrew Davies:

Wow, what’s impressed me? Look, I think it’s you look at what’s happened in the last decade with the app-based economy. I was there at Verizon Wireless, when we were launching the 4G LTE network, December, 2010. We, you know, first to bring LTE to the market and we had no idea that 4G smartphones were going to bring along this explosion of innovation and have the app-based digital native economy that we have today.

Dan Dombroski:

That really ties into your appointment as CEO at Syniverse, now. Could you tell me more about what the model is, what the business is at Syniverse?

Andrew Davies:

Yeah, sure. Look. Syniverse, it’s a really interesting business model. Does a lot of what you might term the sight unseen work within the entire communications ecosystem, quite frankly. We’ve got a three plus decade heritage as being the trusted neutral intermediary and almost the central nervous system for large mission critical parts of the entire communication value chain.

Andrew Davies:

At our heart, what we provided and what we still provide is interoperability and connectivity between all of the carrier networks. Now that might not be intuitive to most people, because they may think that pick any two networks who we have as our customers, they may think that the AT&T network and the Verizon Wireless network seamlessly communicate with each other. That actually isn’t the case. You should think of carrier networks as almost being like large islands in the middle of an ocean.

Andrew Davies:

If you’ve got somebody on the AT&T island that wants to communicate with somebody on the Verizon island, we provide the connectivity in between them. Then, if you want to go and visit the Verizon island and you you’re an AT&T customer, we also provide all of the authentication, all of the verification to enable you to use your AT&T phone on the Verizon island and enjoy the same kind of use as though you were still on your home AT&T network. So that’s how we were founded essentially.

Andrew Davies:

What’s more, building on that analogy, if you would travel to the Verizon island and you then return home to your AT&T island, you’re going to get a bill from AT&T for all of your monthly services. Amongst that will be all of the usage that you had when you were on the Verizon island.

Andrew Davies:

We enable that cause we capture all the transaction flows and we do all the clearing and settlement for the carrier industry globally. Similarly, we would then enable Verizon to charge the AT&T island for the privilege of hosting you on their island. We not just enable the connectivity and the interoperability on a global scale for all of this roaming, but we enable all of the carriers to monetize it effectively.

Andrew Davies:

Then that gives us permission to play in A2P enterprise messaging. This heritage that we have has been the trusted neutral intermediary. We then are one of the largest providers of A2P enterprise messaging on the planet. What does that mean? Simply put, let me give you some of the illustrative use cases. If you received a text message with an authentication code from your bank, and you’re doing online transactions, that’s powered by Syniverse.

Andrew Davies:

If you receive a delivery rescheduled message from a logistics provider, that’s also powered by Syniverse. If you receive airport gate change notifications, that’s powered by Syniverse, and so on and so forth. We’re a mission critical player, right at the heart of the modern global digital economy.

Andrew Davies:

Our secret sauce is we’ve built and perfected the world’s largest private IPX, so Inter-Packet Network Exchange, network that has got unrivaled distribution speed, capacity latency, et cetera. Let me just give you a couple of data points. That network on an annual basis carries more than 3.3 of exabytes data traffic. Now that might not sound like a lot, or you might not know what that means. It’s actually 10,000 times the data stored in the entire Library of Congress. We process that amount every single year. We process more than 2.2 trillion billable transactions within our network. We carry over a trillion messages annually. The scale and the seamlessness that we operate at scale up is truly unprecedented within the industry.

Dan Dombroski:

I appreciate you giving that context, especially within the scale of just how big this is, and with the analogy. I do want to paint a clear picture of what the business segments actually look like and what the contribution is to the revenue.

Andrew Davies:

Yeah, sure. We’ve got two major segments, a carrier segment and an enterprise segment. At the end of Q4, the total revenue rating was roughly 55 carrier, 45 enterprise, but enterprise is growing at a far faster rate of knots than carrier. A year previously that would’ve been, say 65 carrier 35 enterprise. Okay. That just gives you an idea of how rapidly enterprise is growing relative to the carrier segment.

Andrew Davies:

What do we do? Well, within the carrier segment, as I just alluded to earlier, the foundation is really the IPX network and what that does in terms of enabling all of the global roaming traffic. Then building on that, without source carrier solutions, which is the products categories that we have that provide all of the clearing settlement capability to enable the carriers to monetize the traffic.

Andrew Davies:

Then, we also have a messaging solutions business within our carrier segment, which basically runs the majority of the world’s cross network messaging traffic. Let me kind of dwell a little bit longer on each of those. In IPX, we have roughly a 40% global market share. Within clearing and settlement, we run about 80% of the world’s global clearing and settlement revenues. In messaging solutions, in P2P messaging, we have roughly an 80% share of the market in North America and about a 50% share of the market outside of North America.

Andrew Davies:

What I mean there is if you are a Verizon Wireless customer, again, to use two of our largest customers, and you are sending a text message to somebody on the AT&T network, that would be powered by Syniverse. That would traverse our messaging platforms. That’s kind of a very high level snapshot of carrier.

Andrew Davies:

In enterprise, it really is about enterprise messaging traffic. It’s A2P messaging traffic, both what we term short code and long code. The difference is short code is a text message that you get that’s come from a five digit number. By long code we mean an A2P message that runs on your device that’s actually come from a real 10 digit phone number. There’s significant advantages to 10 digit long code traffic, because, first of all, it enables a much richer form of communication once you’ve received the initial message. You can actually call that number back, if you wanted to. You can interact, you can send messaging back and forth to that 10 digit number. You can’t do that with a short code. All you can basically do with a short code number is respond, yes, no, or stop. You really don’t get any rich downstream communication once the initial message has been terminated with a consumer.

Andrew Davies:

Then we also have CPaaS. CpaaS, in our terminology, is the ability to run omnichannel communications, not just A2P messaging, but email, WhatsApp, Line, WeChat, potentially video calling, et cetera. The ability to, as the industry calls it, to orchestrate that, which means in one set of customer interactions, move between a pure chat with it, or to email, to voice call, et cetera, dependent on what’s appropriate at that particular time of the customer interaction.

Dan Dombroski:

Can you give more detail ... Oh, I’m sorry. Please continue.

Andrew Davies:

No, I was going to say, we are seeing significant growth in the enterprise segment, in particular. I referenced that earlier within the change in revenue mix just in the last 12 months. That’s because corporates of all shapes and sizes are increasingly turning to enterprise messaging to drive the digital transformations. It’s customer experience, it’s employee experience. We’ve even got some customers now using enterprise messaging to drive internal workflows. The reason for that is there’s an immediacy and a recognition that people have for messaging these days that significantly transcends what you have with just a traditional, almost old fashioned email message.

Andrew Davies:

I mean my kids are 25 and 27. I think I’m the only person that they communicate to via email. Yeah, everything else they do is in some form of messaging platform. The world is increasingly going towards a messaging centric, landscape. I mean, Jeff Lawson of Twilio says that the most valuable real estate on the smartphone is the messaging app. We fully agree with all of that.

Dan Dombroski:

You answered the question before was even able to get it out of what’s the driver behind that growth? I do want to take another look at the revenue. What is the model for enterprise and for the carrier?

Andrew Davies:

Per that, you mean the actual revenue charging model itself?

Dan Dombroski:

Exactly.

Andrew Davies:

Yeah. Sure. It’s probably easiest to think of it not so much enterprise and carrier, but messaging and everything else. Let me start with the everything else. That’s global network services and outsource carrier solutions. There, we’ve evolved over the last half a decade away from a pure, unitary based transactional type of almost a P times Q type of model.

Andrew Davies:

There, what we have these days is it’s almost like your unlimited data subscription with your cellphone provider. It’s big buckets of data consumption, bandwidth consumption, or transactional processing capacity for a fixed monthly recurring fee. Then with allowances, obviously, and then some overages to the extent that you exceed those allowances. Now what we do with most customers, is we don’t actually price by the product either. We actually have product based pricing in our price book, but what we typically do with most of our large customers in particular is we would give them a plethora of allowances across the products that they buy from us all for one fixed price per month with again, then overages, if they exceed the allowances on any given product.

Andrew Davies:

Okay. We might charge somebody half a million dollars a month and they have seven to 10 different types of allowances fall all within that price point. All of this is underpinned by multiyear, typically two to three year contracts, for all of our carrier customers, each frankly with pretty robust auto renewal clauses, because if we come to the end of a contract and we can’t agree commercial terms with the carrier, the last thing that carrier wants is for service to stop, cause their world would go dark in a heartbeat. That’s kind of the charging model for most of carrier.

Andrew Davies:

Then messaging is different. Messaging is still charged by the drink, if you will. It’s a P times Q transactional based pricing model. The basis of competition is we quote a transit fee, which is the fee that we earn for carrying the message, whether it’s P2P or A2P across our platforms.

Andrew Davies:

Then also every time that we terminate the message within the carrier ecosystem, which obviously we have to do in order that the message gets through to the intended consumer, the carriers would charge us a termination fee. That termination fee is then passed through in its entirety for the most part to our customers. For every message that we are carrying on behalf of a customer, we are charging them both the transit fee and the termination fee.

Andrew Davies:

Again, the messaging revenues are still underpinned by these two to three year, long term commercial arrangements. Broadly, the way it works out is on average across all of carrier, it ends up being roughly 60/40 fixed versus variable. Whereas in enterprise which is almost exclusively messaging, it’s sort of 85, transactional based 15, some minimum recurring fees. We do charge an element of recurring fees for access to our CPaaS platforms.

Dan Dombroski:

Now you had mentioned a high retention rate with the contracts, and if those contracts aren’t renewed, you said, they’re going dark. Realistically, what’s the alternative?

Andrew Davies:

That’s a really good question. There aren’t many competitors that we have too many for the products that we provide for our carrier customers. The alternative is if you’re a carrier and you are intending to move away from us or anybody else for that matter, you’ve got to lay the groundwork pretty early in the process. There’s a lot of inherent stickiness and integration between our platforms and the carrier’s platforms. It’s not a simple plug and play model. You couldn’t decide tomorrow that a contract that you have with us that’s expiring next week, you’re going to move it to somebody else. What we do for the most part in carrier is very, very sticky.

Dan Dombroski:

Now, I want to start a company that directly competes with you. What’s going to be the biggest challenge to break into this market?

Andrew Davies:

That’s a great question. I’m not sure that you want to know the answer, but there’s two major challenges, quite frankly. First of all, you’d have to replicate the platforms that we have. The single biggest thing to replicate there is the IPX network that we have, which as I said earlier, is the largest private IPX network on the planet by some considerable distance. That would take you hundreds of millions if not billions of dollars and a lot of time to build the same kind of platforms that we have.

Andrew Davies:

Having said that, there are people out there obviously that have got deep pockets and prepared to be patient. That in itself is not completely insurmountable. What’s actually the more difficult aspect of the challenge is we’ve got this 30 plus year heritage of carrying all forms of traffic for our carrier customers in an ultra secure, ultra reliable, ultra robust manner. That gives us this trusted neutral intermediary positioning and great relationships within the ecosystem. You then have to find some way of replicating those relationships, which is almost insurmountable.

Dan Dombroski:

So, I mean, this is layered. I’d have to have the financial backing in order to create this platform. Even if I had that, I certainly don’t have the relationships to do it. That that does kind of tie into looking at Twilio. I want to take a look at how did this relationship come about and what does it look like going forward?

Andrew Davies:

Yeah, great question. Twilio has been a good partner and a good customer of ours for pretty much eight years now. They’re what I would describe as being a very typical wholesale customer of ours. Twilio has got great technology. You could say that they’ve almost single handedly stood up the entire CPaaS industry. They’re very much focused on enabling really digitally savvy, if not completely digital native, companies. They’ve got great APIs which feel very digitally savvy. You can go onto the Twilio website, get those APIs, configure them to your own requirements and then start generating messages.

Andrew Davies:

What Twilio doesn’t have, which is why they already have an existing relationship with us, is much infrastructure to actually carry the messages that their APIs are generating. Certainly doesn’t have the direct connections into the ecosystem that we have.

Andrew Davies:

Our IPX network gives us more than 800 connections for messaging traffic into the carrier ecosystem. In particular, for 10 digit long code traffic, which I mentioned earlier, we’re relatively unique in that we’re the only major player that has direct connectivity into all of the North American carriers for 10 digit long code traffic.

Andrew Davies:

Twilio wanted to ensure that their growth prospects weren’t impinged upon by any limits on the supply or distribution of messaging traffic. The main part of the rationale for Twilio was around the messaging distribution capability that we have and ensuring that they have confidence and security, if you will, in the supply and distribution of messaging capability. Twilio, we announced a transaction with them back in early February or early March of 2021. They’re going to invest between 500 and 750 million dollars in the company. Once the transaction is closed here with MBAC, we’ll also be activating the wholesale agreement that we have with Twilio. That wholesale agreement has an obligation on Twilio to move, in pretty short order, the majority of their North American messaging traffic to us following the close of the transaction.

Andrew Davies:

That’s for both short code and long code. That, from our perspective, that’s going to cause a major step function change in 2022 in terms of the annualized run rate of revenues that we are going to be generating from Twilio. Then in the proxy statement that we put out, we disclosed that we’re expecting Twilio’s revenue to grow at a pretty healthy clip over the next two, three years, pretty much in line with industry average trends for A2P messaging and CPaaS. We think they’ll be a $200 million revenue customer of ours in 2025, which would, at that point in time, all other things being equal, that would mean that they would be roughly 15% of our revenue pool, and clearly our single largest customer.

Dan Dombroski:

The Twilio component has certainly garnered the most headlines, but are there any other strategic partnerships that we could look out for?

Andrew Davies:

Well, we already have very long standing relationships with pretty much all of the major carrier customers. We announced recently a couple of major product launches with some key carrier customers. Our evolved mobility product, which is something that we’ve developed that’s industry leading within our carrier business is being deployed as we speak by both AT&T and Verizon, and that’s a triple win for them. If I was still a telco carrier CFO, our evolved mobility product would literally have me salivating because what it enables is the more technically advanced carriers, they want to focus on 5G. They want to be able to shut down their legacy 3G networks. If you’re a couple of those carriers, that would cause a pain point for you because a lot of the inbound roaming traffic that you benefit from today is still carried by 3G devices.

Andrew Davies:

With our evolved mobility product, we can allow them to shut down their legacy 3G networks, generate OpEx efficiencies. More importantly from their perspective, repurpose the spectrum, right, the radio waves that they’re using for 3G towards 5G, because many of the carriers are very spectrum limited on 5G. That’s why they just spent a hundred billion dollars in the US alone on C-band spectrum for 5G. By virtue of the fact that they put our evolved mobility product on their LTE and 5G networks, they still get to capture all of the inbound roaming traffic. It’s a triple win if you’re one of these large, more technically advanced carriers.

Dan Dombroski:

Where you fit within the ecosystem, it sounds like your growth or your success is going to be predicated based on the carrier in the enterprise segments. What is that tectonic shift that could happen that presents the greatest opportunity?

Andrew Davies:

No, there’s two big tailwinds that we’re going to be able to take advantage of, which is, and we touched on one of already, which is just this veritable explosion in all forms of enterprise messaging traffic. There’s corporates of all shapes and sizes increasingly leaning on A2P messaging to drive their own digital transformations. That’s what’s going to power the 25% or so CAGR that we’ve talked about within the enterprise segment.

Andrew Davies:

Then that’s going to be further turbo charged as we just touched on by the relationship that we have with Twilio. The other thing is really going to be for the benefit of the carrier segment, which is the evolution from 4G to 5G. In particular, when the carrier networks stand up what’s known as standalone 5G networks. Within carrier, we are projecting over the next few years, a five percentage point revenue CAGR.

Andrew Davies:

Very simply, you should think of that as being one point coming from the unwind of some COVID headwinds that we, like many other companies on the planet, have been dealing with over the last 18 to 24 months. The next two points is going to come from an explosion of data traffic, devices, and interoperability that’s needed as the world evolves from 4G to 5G, much as we saw when we moved from 2G to 3G and then 3G to 4G. So you’re going to have the same kind of volumetric explosion, and therefore significant increase in bandwidth consumption of all of our products and services.

Andrew Davies:

The final two points of carrier revenue growth is actually going to come from the new use cases that 5G enables. Again, this is things such as our evolved mobility product. It’s blockchain-enabled clearing and settlement, which again, we are leading the industry on. We are the only player that’s got blockchain-enabled, clearing and settlement fully deployed, live and carrying real traffic for real customers.

Andrew Davies:

Not only does it allow us to do the existing clearing and settlement protocols in a more secure and much more efficient manner, but because of the inherent technology advantages, we can use that clearing and settlement technology to be able to monetize new types of use cases for our carrier customers. For example, within the carrier ecosystem, they talk about network slicing as being something that they want to deploy with 5G. Now, network slicing is very simply the ability to take a thin sliver of spectrum and dedicate it just for a particular customer for a particular use case at a particular point in time.

Andrew Davies:

It’s a great, great technology. The carriers, the way their billing and provisioning systems work, they can’t monetize that for themselves. I was talking with a CFO of one of our largest carrier customers about two weeks ago. Again, he was very attracted to our blockchain enabled clearing and settlement because he understands that that can enable them to monetize network slicing, amongst other things. Blockchain enabled clearing and settlement is certainly going to be a significant growth driver for us. Then we move into things such as IoT, rich communication services and rich business messaging, and finally, but by no means the last, private wireless networks.

Dan Dombroski:

You mentioned slicing to the end user. Why is it appealing to them? What’s the benefit to them?

Andrew Davies:

It’s just a different way of them going the market. They can take, again, a thin sliver of spectrum and they could dedicate that for a ... Let’s say a customer had a particular use case and that required ultra low latency. You could dedicate that spectrum just for that customer, and they, and they alone would benefit from the ultra low latency that that use case would enable.

Andrew Davies:

It’s not a reality yet, but things that would require ultra low latency would be autonomous vehicles is one thing. The other thing, the other obvious use case of ultra low latency is if you were trying to do remote surgery using robotic techniques. Again, that’s just the tip of the iceberg. The use cases for low latency devices is again, going to explode over the coming years.

Dan Dombroski:

Now, I think that really plays into the adaptability of your model. It’s not just this cookie cutter kind of arch archaic model going back.

Andrew Davies:

Agreed. We’re leading the industry innovation in many regards here. As I said, nobody’s got blockchain enabled clearing and settlements. Certainly nobody’s got the evolved mobility product that we have. We’re also one of only two players globally right now that has the ability to run RCS, Rich Communication Services, type of messaging.

Dan Dombroski:

This also plays into some comments that you made. I was watching your ICR interview that I would encourage our viewers to take a look at. You had mentioned that your IP is dramatically under-monetized right now. Could you expand on that?

Andrew Davies:

Yeah, it’s an interesting point, isn’t it? We enable mission critical services for all of our carrier customers, and pretty much all of our carrier customers are orders of one, if not many orders of magnitude larger than we are. We generated 730 plus million dollars of revenue last year, a little more than half of which was in the carrier business. We generated 210 million dollars of EBITDA. I mean, some of the carriers that I’d been CFO at, we’d been generating 200 million dollars EBITDA per day, not per year.

Andrew Davies:

Having said that, I’m not saying that we are going to grow to being the size of a carrier, one of our carrier customers either, but there’s certainly room to grow our revenue. The key there is staying ahead of the innovation curve and really offering unquestionable value to our customers. We can’t afford for our products and services to get commoditized and be taken for granted. It’s a question of always pushing the innovation envelope and offering much more for more, not just a little bit more for more.

Andrew Davies:

That would be very accretive to our margin profile, because for the most part, we’ve got a highly leveraged business model in terms of operational leverage. Our platforms are almost infinitely scalable. Every single dollar of revenue that we generate, a disproportionate amount of that drops right through to EBITDA and therefore free cash flow.

Dan Dombroski:

With this opportunity, it certainly doesn’t come without its risks. What do you attribute as the largest risk to be able to hit your goals?

Andrew Davies:

Yeah. I think I touched on this recently in some of the interviews and webinars you referred to, so it’s all about execution for the most part. For us, we spent the last 12 months or so working on the transaction, getting the company ready to be a public company, again. Putting in place clear strategy and executable action plans, supporting those strategies within both the carrier and the enterprise segment.

Andrew Davies:

Really, it comes down to execution. For that, again, it comes down to people and culture. We are only 1500 employees. We’ve got a relatively thin employee base for the scale of revenues that we generate actually. We see the need to recruit and net 200, maybe as many as 250 people this year, which in addition to the underlying attrition levels that we suffer from, which are no different to industry average, means that we we’re looking to recruit on a gross basis somewhere between 350 to 400 people this year.

Andrew Davies:

That’s a number which is almost 25% of our current employee base. Clearly a lot of effort on recruitment pipeline. That’s not just a HR thing. I mean, the business units have got to be ready to ingest that volume of people as well, and get them to work pretty much immediately. We’ve got to be able to induct people at a pretty rapid rate. Then, focusing very hard on the culture. We’ve done a lot of work on reinforcing and refreshing the culture and the values within the company in the last 12 months. That’s really started to pay dividends too.

Dan Dombroski:

You’re a relatively new appointment as a CEO. You just touched on the cultural aspect of this. What does that culture mean to you?

Andrew Davies:

Look, I’ve learned from my career that culture is, it’s almost supremely important for long term success. Some of the carriers I’ve worked in paid great attention to culture and were very, very successful, I’d almost say as a direct consequence of that. That’s why we paid quite so much attention in the past 12 months to refreshing the culture.

Andrew Davies:

At the end of the day, and this goes back to what I alluded to at the start with my Japanese experience. I can have as much capability intellectually and with my own decision making prowess as a CEO. You’ve got to be able to take an army of people with you. I can’t make every single decision that’s made every single day within such a fast moving business as Syniverse. You’ve got to get people enabled and empowered and motivated and confident to take all of those decisions, some of which are minute and microscopic, but really add up to a whole lot at the end of the year. Ensuring that we can take people with us on this journey is something that’s been of huge importance to me.

Dan Dombroski:

Right. You’re going to be doing a lot of hiring to help fuel this growth. Do you have the actual management or team in place to execute on this?

Andrew Davies:

I have the senior leadership team in place, absolutely. We’ve got great senior leaders within the business. That’s just not my own direct reports. I mean, we’ve got great capability within the organization, but we just don’t have enough capability. We are looking to add talent in sales, in product management, in marketing, in the commercial front end of the business. We’ve got a lot of work to do on the technology side. Again, looking to add resource there. Same in operations and same in all of the supporting and the enabling functions. It’s just a question really of having enough resource and enough capability to be able to really execute on the significant opportunities that we see in front of us.

Dan Dombroski:

Those opportunities that you see, could you walk me through what that looks like or how that’s going to unfold, whether it’s a few months from now, a year, or a few years down the road?

Andrew Davies:

Yeah. I talked about already, we think we’re going to have 25, 30% growth in enterprise revenues over the next few years. Solid growth, 5% or so within our carrier business, which that’s a great revenue growth rate, sustainably within the carrier system.

Andrew Davies:

What we’re really going to see though, if you looked at it more at a higher level, is we’re in the middle of several years, maybe as much as a decades long pivot from being a very roaming centric business, historically, where if I wind the clock back say five years, probably 70, 75% of our revenues would be in some way, shape, or form, driven by the roaming ecosystem, to one that’s actually going to become much more messaging centric over time. Again, in five years time, we’ll probably be generating maybe 75% of our total revenues from all forms of messaging traffic. Not just enterprise messaging, but also continued growth in P2P messaging within the carrier business.

Andrew Davies:

That’s really kind of the major secular trend that’s that’s happening, which you’re going to see manifest itself through our revenue generation model, is go from being roaming centric to just being more messaging centric, as all forms of messaging traffic continue to just take off.

Dan Dombroski:

I mean, this really highlights that you are the backbone of communications here. What we find a lot is, especially as there’s more and more SPACs within the space, that visibility becomes a difficult component. That’s really not something that seemingly to me that you’ve had to struggle with just because you’ve made a lot of headlines, you’ve been at the forefront, but why should those investors care going forward?

Andrew Davies:

Yeah, I think you touched on it there, which is that, we’re not your stereotypical SPAC merger transaction. We’re not promising to explore outer space and start mining on Neptune in five years time. We’ve got good financial scale today, 210 million of EBITDA. 733 million dollars of revenue in 2021, a significant conversion of that EBITDA into unlevered free cash flow and even an ability to generate positive free cash in 2021, despite a high annualized interest costs of 150 million dollars. Going forward, we’ve guided towards a revenue number and an EBITDA number for 2022 which would imply strong double digit growth rates year on year in those metrics.

Andrew Davies:

Obviously when this transaction closes, we’ll be refinancing the debt as well. That will shave close to a hundred million dollars off of the annualized interest burden. We’ll be generating significant positive free cash flow on an annualized run rate basis going forward post this transaction. We’ve got the financial scale, the visibility towards significant growth, given the 5G and the messaging tailwinds that I’ve talked about. We operate mission critical services and products, right at the heart of the mobile ecosystem, which is really every single day is underpinning more and more the modern digital economy.

Dan Dombroski:

You touched on the interest savings. As part of this transaction, what are the other benefits that this allows you to do?

Andrew Davies:

Yeah. Great questions. Look, as part of this transaction, a key focus was on delevering. We’re looking to raise just a shade over 1.1 billion dollars of total new equity from combination of Twilio, the pipe, and the transaction with MBAC. Of that, we’ve already got over a billion dollars fully committed, up to 750 million dollars from Twilio and the 265 million dollar fully committed PIPE. All of the equity proceeds net of transaction fees are going to go towards delevering the balance sheets. We’re going to be able to take net debt from just a shade under two billion dollars to just shy of a billion dollars.

Andrew Davies:

Then that coupled with the refinancing and the significant reduction in the coupon is going to result in the interest savings. Then, that’s going to allow us to either continue delevering going forwards, in which case everybody wins as we get to investment grade credit, that’s a big win-win for both the equity and the credit investors, but also ensuring that we can invest appropriately in bringing new, innovative products and services for both carrier and enterprise customers to market and spin our innovation fly wheel even faster, if you like.

Dan Dombroski:

I really appreciate you taking the time to really educate me on how you’re expanding the platform, what your strategic partnerships look like, and what the opportunities are unfolding, particularly in the messaging segment. I just want to thank you again for taking the time today.

Andrew Davies:

Well, I got to say, it’s been a pleasure talking to you as well, Daniel. Thank you for giving us this opportunity to chat. It’s been really great to talk to you about the really exciting future we’ve got ahead of us at Syniverse.

About Syniverse

Syniverse is a leading global provider of unified, mission-critical platforms enabling seamless interoperability across the mobile ecosystem. Syniverse makes global mobility work by enabling consumers and enterprises to connect, engage, and transact seamlessly and securely. Syniverse offers a premier communications platform that serves both enterprises and carriers globally and at scale. Syniverse’s proprietary software, protocols, orchestration capabilities and network assets have allowed Syniverse to address the changing needs of the mobile ecosystem for more than 30 years. Syniverse continues to innovate by harnessing the potential of emerging technologies such as 5G, IoT, RCS and CPaaS for its customers.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates and projections of the businesses of MBAC or Syniverse may differ from their actual results and consequently you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “would,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance of MBAC and Syniverse and anticipated financial impacts of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction and the timing of the completion of the proposed transaction.

These forward-looking statements are not guarantees of future performance, conditions, or results, and involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of MBAC and Syniverse and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability to complete the transactions contemplated by the agreement and plan of merger with respect to the proposed transaction (the “Merger Agreement”), including due to failure to obtain approval of the stockholders of MBAC or other conditions to closing in the Merger Agreement; (2) the outcome of any legal proceedings or regulatory inquiries that may be instituted against the parties following announcement of the Merger Agreement and the proposed transactions contemplated thereby; (3) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the post-combination company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (4) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement and the proposed transactions contemplated thereby; (5) risks related to the uncertainty of the projected financial information with respect to Syniverse; (6) the inability to obtain or maintain the listing of the post-acquisition company’s Class A Stock and public warrants on the NYSE following the proposed business combination; (7) risks related to the post-combination company’s ability to raise financing in the future; (8) the post-combination company’s success in retaining or recruiting, or changes required in, our officers, key employees or directors following the proposed business combination; (9) our directors and officers potentially having conflicts of interest with our business or in approving the proposed business combination; (10) intense competition and competitive pressures from other companies in the industry in which the post-combination company will operate; (11) the business, operations and financial performance of Syniverse, including market conditions and global and economic factors beyond Syniverse’s control; (12) the effect of legal, tax and regulatory changes; (13) the receipt by MBAC or Syniverse of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed business combination; (14) the risk that the proposed business combination disrupts current plans and operations of MBAC or Syniverse as a result of the announcement and consummation of the transactions described herein; (15) costs related to the proposed business combination; (16) changes in applicable laws or regulations; (17) the possibility that MBAC or Syniverse may be adversely affected by other economic, business, and/or competitive factors; (18) the amount of redemption requests made by MBAC’s public stockholders; (19) the impact of the continuing COVID-19 pandemic on MBAC, Syniverse and Syniverse’s projected results of operations, financial performance or other financial metrics or on any of the foregoing risks; and (20) other risks and uncertainties disclosed in MBAC’s Quarterly Reports on Form 10-Q and the proxy statement, discussed above, including those under “Risk Factors,” and other documents filed or to be filed with the SEC by MBAC.

MBAC and Syniverse caution that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Syniverse and MBAC do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based.

Information About the Proposed Transaction and Where to Find It

In connection with the proposed transaction, MBAC has filed a definitive proxy statement with the SEC. MBAC’s stockholders and other interested persons are advised to read the definitive proxy statement and documents incorporated by reference therein filed in connection with the proposed transaction, as these materials will contain important information about MBAC, Syniverse and the proposed transaction. MBAC has commenced mailing of the definitive proxy statement to the stockholders of MBAC as of January 6, 2022, the record date established for the proposed transaction. MBAC

Stockholders will also be able to obtain copies of the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge at the SEC’s website at https://www.sec.gov/, or by directing a request to: M3-Brigade Acquisition II Corp., 1700 Broadway – 19th Floor, New York, New York 10019.

Participants in the Solicitation

MBAC and its directors and executive officers may be deemed participants in the solicitation of proxies of MBAC’s stockholders with respect to the proposed transaction. A list of those directors and executive officers and a description of their interests in MBAC have been filed in the proxy statement for the proposed transaction and are available at https://www.sec.gov/. Additional information regarding the interests of such participants is contained in the proxy statement.

Syniverse and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of MBAC in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the proposed transaction have been included in the proxy statement for the proposed business combination.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed transaction. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.